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                                                                  EX-99.16(b)


                             GLOBAL CONVERTIBLE

                                TOTAL RETURN



                                              Since            Annual
                                              Inception        Total
                                              (2-26-88)        Return*
                                              ---------        -------
 Initial Investment                           $1,000.00         $1,000.00

 Divided by Net Asset Value                       10.00             10.00
                                              ---------         ---------

 Equals Shares Purchased                         100.00            100.00

 Plus Shares Acquired Through
   Dividend Reinvestment                          1,269             1,269
                                              ---------         ---------

 Equals Shares Hold
   at 8/31/88                                   101.269           101.269



 Multiplied by Net Asset
   Value at 8/31/88                                  @7
                                              ---------         ---------



 Equals Ending Value before
  deduction for contingent
  deferred sales charge                         $990.41           $990.41



 Deduction for deferred
  sales charge                                    12.10               ZL-
                                              ---------         ---------



 Equals Ending Redeemable Value
  of a $1,000 Investment (ERV)                  $951.31           $990.41


 Divided by $1,000 (P)                            .9513             .9904

 Subtract I                                     (.0487)           (.0096)

 Expressed as a percentage
   equals the Aggregate Total
   Return for the Period



 Expressed as a percentage
   equals the Actual
   Total Return (T)



 ERV divided by P                                .9513

 Raise to the power of                          I/.512

 Equals                                          .9050

 Subtract I                                    (.0950)

 Expressed as a percentage
   equals the Average
   Annualized Total Return                     (.0950)


   Annualized Total Return                     (9,50%)  .

 *Does not include sales charge for the period,


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